UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 14, 2012

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 640-5 Avenue SW, Calgary, Alberta, Canada	T2P 3G4
(Address of principal executive offices)	(Zip Code)

403.292.8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                     Completion of Acquisition or Disposition of Assets.

On December 14, 2012, Lone Pine Resources Canada Ltd. (“LPR Canada”), a wholly owned subsidiary of Lone Pine Resources Inc. (“Lone Pine”), completed the previously announced sale of certain natural gas properties located in the Wild River area of Alberta, Canada (the “Wild River Assets”) to Canadian Natural Resources Limited (“CNRL”) pursuant to the terms and conditions of the Agreement for Purchase and Sale (the “Agreement”) between LPR Canada and CNRL. The sale price for the Wild River Assets was $82.0 million in cash, subject to customary adjustments to reflect an economic effective date of October 1, 2012. As a result of these adjustments, LPR Canada received proceeds of $80.6 million. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, previously filed on November 13, 2012 as Exhibit 10.1 to our Current Report on Form 8-K.

Lone Pine used the proceeds from the sale of the Wild River Assets to reduce borrowings outstanding under its bank credit facility. In connection with the completion of the sale of the Wild River Assets, the borrowing base under Lone Pine’s bank credit facility was reduced by $50 million to $275 million. As of December 17, 2012, after giving effect to the use of the proceeds from the sale of the Wild River Assets, Lone Pine had approximately $155 million in borrowings outstanding under its bank credit facility, and secured borrowing capacity of approximately $118 million (after deducting $2 million of outstanding letters of credit).

See Item 9.01(b) below for pro forma financial information related to the sale of the Wild River Assets.

Item 7.01.                     Regulation FD Disclosure.

On December 17, 2012, Lone Pine issued a press release announcing the completion of the sale of the Wild River Assets and the associated reduction of the borrowing base under its bank credit facility. A copy of the press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference solely for the purposes of this Item 7.01 disclosure.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.                     Financial Statements and Exhibits.

(b)         Pro Forma Financial Information.

The unaudited pro forma financial statements of Lone Pine and its subsidiaries and the related notes thereto, which give effect to the closing of the sale of the Wild River Assets, are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(d)         Exhibits.

Exhibit Number	Description

99.1	Lone Pine Resources Inc. press release dated December 17, 2012 announcing the completion of the sale of the Wild River Assets.
99.2	Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE PINE RESOURCES INC.
(Registrant)

Dated: December 18, 2012	By:	/s/ EDWARD J. BEREZNICKI
Edward J. Bereznicki
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Lone Pine Resources Inc. press release dated December 17, 2012 announcing the completion of the sale of the Wild River Assets.
99.2	Pro Forma Financial Information